As filed with the Securities and Exchange Commission on November 8, 2013

Registration No. 333- 121478

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOTHERLY HOTELS INC.

(Exact Name of Issuer as Specified in its Charter)

Maryland	20-1531029
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

410 West Francis Street

Williamsburg, Virginia 23185

Telephone: (757) 229-5648

(Address, including zip code, and telephone number of Principal Executive Offices)

MHI Hospitality Corporation 2004 Long-Term Incentive Plan

(Full Title of the Plan)

Andrew M. Sims

Chief Executive Officer

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to: Thomas J. Egan, Jr. Esq. Pamela K. Dayanim, Esq. Baker & McKenzie LLP 815 Connecticut Avenue, NW Washington, DC 20006 (202) 452-7000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934).

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 (this “Amendment”), relates to the Registration Statement on Form S-8 (the “Registration Statement”), of Sotherly Hotels Inc. (the “Registrant”), filed with the Securities and Exchange Commission on December 21, 2004 (Registration No. 333-121478). The Registration Statement pertains to the registration of an aggregate of 350,000 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Shares”), issuable under the Registrant’s 2004 Long-Term Incentive Plan. The offerings of the Shares pursuant to the Registration Statement have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Registrant which remain unsold at the termination of the offerings, the Registrant files this Amendment to terminate the effectiveness of the Registration Statement and to deregister 12,562 of the 350,000 Shares, which remain unsold under the Registration Statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsburg, Commonwealth of Virginia, on the 8th day of November, 2013.

Sotherly Hotels Inc.

By:	/s/ David R. Folsom
David R. Folsom
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/S/ ANDREW M. SIMS	Chief Executive Officer and Chairman of the Board of Directors of Sotherly Hotels Inc.	October 21, 2013
Andrew M. Sims	(Principal Executive Officer of Sotherly Hotels Inc.)

/S/ DAVID R. FOLSOM	President and Director of Sotherly Hotels Inc.	October 21, 2013
David R. Folsom

/S/ TONY E. DOMALSKI	Chief Financial Officer of Sotherly Hotels Inc.	October 21, 2013
Anthony E. Domalski	(Principal Financial Officer and Principal Accounting Officer of Sotherly Hotels Inc.)

/S/ ANTHONY C. ZINNI		October 21, 2013
Gen. Anthony C. Zinni	Director of Sotherly Hotels Inc.

/S/ J. PAUL CAREY		October 21, 2013
J. Paul Carey	Director of Sotherly Hotels Inc.

October , 2013
Edward S. Stein	Director of Sotherly Hotels Inc.

/S/ DAVID J. BEATTY		October 21, 2013
David J. Beatty	Director of Sotherly Hotels Inc.

/S/ JAMES P. O’HANLON		October 21, 2013
James P. O’Hanlon	Director of Sotherly Hotels Inc.

/S/ KIM E. SIMS		October 21, 2013
Kim E. Sims	Director of Sotherly Hotels Inc.

October , 2013
Ryan P. Taylor	Director of Sotherly Hotels Inc.

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